FOUNDERS FUNDS, INC.


                             A Maryland Corporation

                                     BY-LAWS

                         (AS AMENDED NOVEMBER 18, 1997)









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                                     BY-LAWS

                                TABLE OF CONTENTS



ARTICLE I.     FISCAL YEAR AND OFFICES.........................................1

          SECTION 1.01.  FISCAL YEAR ..........................................1
          SECTION 1.02.  REGISTERED OFFICE.....................................1
          SECTION 1.03.  OTHER OFFICES.........................................1

ARTICLE II.    STOCKHOLDERS ...................................................1

          SECTION 2.01.  PLACE OF MEETING......................................1
          SECTION 2.02.  ANNUAL MEETING........................................1
          SECTION 2.03.  SPECIAL MEETINGS......................................2
          SECTION 2.04.  NOTICE      ..........................................2
          SECTION 2.05.  QUORUM      ..........................................3
          SECTION 2.06.  VOTING      ..........................................3
          SECTION 2.07.  VOTING - PROXIES......................................4
          SECTION 2.08.  INSPECTORS  ..........................................4
          SECTION 2.09.  STOCK LEDGER AND LIST OF
                         STOCKHOLDERS..........................................4
          SECTION 2.10.  ACTION WITHOUT MEETING................................5

ARTICLE III.   DIRECTORS    ...................................................5

          SECTION 3.01.  GENERAL POWERS........................................5
          SECTION 3.02.  POWER TO ISSUE AND SELL...............................5
          SECTION 3.03.  POWER TO DECLARE DIVIDENDS............................6
          SECTION 3.04.  NUMBER AND TERM OF OFFICE.............................8
          SECTION 3.05.  ELECTION    ..........................................8
          SECTION 3.06.  REMOVAL OF DIRECTORS..................................8
          SECTION 3.07.  PLACE OF MEETING......................................8
          SECTION 3.08.  QUORUM      ..........................................9
          SECTION 3.09.  REGULAR MEETINGS......................................9
          SECTION 3.10.  SPECIAL MEETINGS......................................9
          SECTION 3.11.  INFORMAL ACTIONS......................................9
          SECTION 3.12.  COMMITTEES  .........................................10
          SECTION 3.13.  ACTION OF COMMITTEES.................................10
          SECTION 3.14.  COMPENSATION.........................................10
          SECTION 3.15.  CHAIRMAN OF THE BOARD................................10

ARTICLE IV.    NOTICES      ..................................................11

          SECTION 4.01.  FORM        .........................................11
          SECTION 4.02.  WAIVER      .........................................11

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ARTICLE V.     OFFICERS     ..................................................11

          SECTION 5.01.  EXECUTIVE OFFICERS...................................11
          SECTION 5.02.  ELECTION    .........................................12
          SECTION 5.03.  OTHER OFFICERS.......................................12
          SECTION 5.04.  COMPENSATION.........................................12
          SECTION 5.05.  TENURE      .........................................12
          SECTION 5.06.  PRESIDENT   .........................................12
          SECTION 5.07.  VICE PRESIDENT.......................................13
          SECTION 5.08.  SECRETARY   .........................................13
          SECTION 5.09.  ASSISTANT SECRETARIES................................13
          SECTION 5.10.  TREASURER   .........................................13
          SECTION 5.11.  CONTROLLER  .........................................14
          SECTION 5.12.  ASSISTANT TREASURER..................................14
          SECTION 5.13.  SURETY BONDS.........................................14

ARTICLE VI.    FUNDAMENTAL POLICIES AND INVESTMENT
               RESTRICTIONS...................................................14


ARTICLE VII.   STOCK..........................................................15

          SECTION 7.01.  CERTIFICATES.........................................15
          SECTION 7.02.  SIGNATURE   .........................................15
          SECTION 7.03.  RECORDING AND TRANSFER WITHOUT
                         CERTIFICATES.........................................15
          SECTION 7.04.  LOST CERTIFICATES....................................16
          SECTION 7.05.  TRANSFER OF CAPITAL STOCK............................16
          SECTION 7.06.  REGISTERED STOCKHOLDERS..............................16
          SECTION 7.07.  TRANSFER AGENTS AND REGISTRARS.......................16
          SECTION 7.08.  STOCK LEDGER.........................................17
          SECTION 7.09.  TRANSFER REGULATIONS.................................17
          SECTION 7.10.  FIXING OF RECORD DATE................................17

ARTICLE VIII.  GENERAL PROVISIONS.............................................18

          SECTION 8.01.  RIGHTS IN SECURITIES.................................18
          SECTION 8.02.  CUSTODIANSHIP........................................18
          SECTION 8.03.  REPORTS     .........................................19
          SECTION 8.04.  SEAL        .........................................19
          SECTION 8.05.  EXECUTION OF INSTRUMENTS.............................20
          SECTION 8.06.  CHECKS, NOTES, DRAFTS, ETC...........................20

ARTICLE IX.    REDEMPTION AND REPURCHASE OF THE
               CORPORATION'S SHARES...........................................20

          SECTION 9.01.  REDEMPTION OF SHARES.................................20
          SECTION 9.02.  PRICE       .........................................21
          SECTION 9.03.  PAYMENT     .........................................21
          SECTION 9.04.  EFFECT OF SUSPENSION OF
                         DETERMINATION OF NET ASSET VALUE.....................21

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          SECTION 9.05.  REPURCHASE BY AGREEMENT..............................22
          SECTION 9.06.  REDEMPTION OF STOCKHOLDERS'
                         INTERESTS............................................22

ARTICLE X.     NET ASSET VALUE OF SHARES......................................22

          SECTION 10.01. BY WHOM DETERMINED...................................22
          SECTION 10.02. WHEN DETERMINED......................................22
          SECTION 10.03. SUSPENSION OF DETERMINATION OF NET
                         ASSET VALUE..........................................23
          SECTION 10.04. COMPUTATION OF PER SHARE NET ASSET
                         VALUE................................................23
          SECTION 10.05. INTERIM DETERMINATIONS...............................26
          SECTION 10.06. MISCELLANEOUS........................................26

ARTICLE XI.    ACCOUNTANT   ..................................................27

          SECTION 11.01. ACCOUNTANT  .........................................27

ARTICLE XII.   INDEMNIFICATION AND INSURANCE..................................27

          SECTION 12.01. INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS......................28
          SECTION 12.02. INSURANCE OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS.................................28

ARTICLE XIII.  AMENDMENTS   ..................................................28






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                                   BY-LAWS OF
                              FOUNDERS FUNDS, INC.


                                    ARTICLE I
                             FISCAL YEAR AND OFFICES

          Section 1.01. FISCAL YEAR. Unless otherwise provided by resolution of the Board of Directors the fiscal year of the Corporation shall begin January 1 and end on the last day of December.

          Section  1.02.   REGISTERED  OFFICE.  The  registered  office  of  the
Corporation in Maryland shall be located in the City of Baltimore c/o The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202 and the name and address of its Resident Agent is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202.

          Section 1.03. OTHER OFFICES. The Corporation shall have the power to open additional offices for the conduct of its business, either within or outside the State of Maryland, at such places as the Board of Directors may from time to time designate.

                                   ARTICLE II
                                  STOCKHOLDERS

          Section 2.01. PLACE OF MEETING. Meetings of the stockholders for the election of Directors shall be held in such place as the Board of Directors may by resolution establish. In the absence of any specific resolution, annual meetings of stockholders shall, if required, be held at the Corporation's principal office at 810 Cherry Creek National Bank Building, 3033 East First Avenue, Denver, Colorado 80206. Meetings of stockholders for any other purpose may be held at such place and time as shall be fixed by resolution of the Board of Directors and stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

          Section 2.02. ANNUAL MEETING. The annual meeting of stockholders, if required, shall be held on a date and at a time to be set by the Board of Directors. The Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940. If the Corporation is required to hold a meeting of stockholders to




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elect  directors,  the  meeting  shall be  designated  as the annual  meeting of stockholders for that year and shall be held within the time prescribed by the Investment Company Act of 1940 and the Maryland General Corporation Law. At the annual meeting, the stockholders shall transact any other business which may properly be brought before the meeting.

          Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders (including meetings involving only one or more but less than all classes of stock) may be called at any time by the Chairman of the Board of the President, or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, President or Secretary upon written request of the holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting provided that (a) such request will state the purpose of such meeting and the matters proposed to be acted upon and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. Unless requested by the holders of shares entitled to cast a majority of all the votes entitled to be cast at such meeting, no special meeting need be called to consider any matter which is substantially the same as a matter voted on at any meeting of the stockholders held during the preceding twelve months.

          Section 2.04. NOTICE. Not less than ten nor more than ninety days before the date of every annual or special stockholders' meeting, the Secretary shall cause to be mailed to each stockholder entitled to vote at such meeting at his, her or its address (as it appears on the records of the Corporation at the time of mailing) written notice stating the time and place of the meeting and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

          Section 2.05. QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of common stock at the time outstanding shall constitute a quorum for the




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transaction of business at the meeting,  except that where any provision of law, the Articles of Incorporation, or these By-laws require that the holders of any class of shares shall vote as a class, then a majority of the aggregate number of shares of that class at the time outstanding shall be necessary to constitute a quorum for the transaction of such business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, any officer entitled to preside at, or act as a Secretary of, such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 2.06. VOTING. Each stockholder shall have one vote for each full share and a fractional vote for each fractional share of stock having voting power held by such stockholder on the record date set pursuant to Section
7.10 on each matter submitted to a vote at a meeting of stockholders. Such vote may be made in person or by proxy. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be (a) at the close of business (i) on the day ten days before the date on which notice of the meeting is mailed or (ii) on the day 90 days before the meeting whichever is the closer date to the meeting; or (b) if notice is waived by all stockholders entitled to notice of or to vote at the meeting, at the close of business on the tenth day next preceding the day on which the meeting is held. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, unless the question is one which by express provision of the laws of Maryland, the Investment Company Act, or the Articles of Incorporation, a different vote is required in which case such express provision shall control the decision of such question. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

          Section 2.07. VOTING - PROXIES. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the




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stockholder himself or by his attorney thereunto duly authorized. No proxy shall be voted on after eleven months from its date unless it provides for a longer period. Each proxy shall be in writing executed by the stockholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation or person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

          Section 2.08. INSPECTORS. At any election of directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such inspector.

          Section 2.09. STOCK LEDGER AND LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in writing form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns or own in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholders, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

          Section 2.10. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if




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all  stockholders  entitled  to vote on the  matter  consent  to the  action  in writing, and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III
                                    DIRECTORS

          Section 3.01. GENERAL POWERS. The business of the Corporation shall be under the direction of its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or by the Articles of
Incorporation, or by these By-laws conferred upon or reserved to the stockholders. All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the corporation.

          Section 3.02.  POWER TO ISSUE AND SELL STOCK

          (a) GENERAL. The Board of Directors may from time to time issue, reissue, sell or cause to be issued and sold any of the Corporation's authorized shares of any class of common stock, including any additional shares hereafter authorized of any class and any shares redeemed or repurchased by the Corporation, to such persons and for such consideration as the Board of Directors shall deem advisable, except that only shares previously contracted to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provisions of Article X hereof. All shares of any classes of such authorized common stock, when issued in accordance with the terms of this Section 3.02 shall be fully paid and nonassessable.

          (b) PRICE. No shares of common stock shall be issued or sold by the Corporation, except as a stock dividend distributed to shareholders, for less than an amount which would result in proceeds to the Corporation, before taxes payable by the Corporation in connection with such transaction, of at least the net asset value per share determined as set forth in Article X hereof as of such time as the Board of Directors shall have by resolution




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prescribed.  In the absence of a resolution of the Board of Directors applicable to the transaction, such net asset value shall be that next determined after an unconditional order for shares has been received by the Corporation (either directly or through one of its agents) and the sales price in currency has been determined.

          (c) ON MERGER OR CONSOLIDATION. In connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of Directors may issue or cause to be issued shares of common stock of the Corporation and accept in payment thereof, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities, provided such assets are of the character in which the Board of Directors is permitted to invest the funds of the Corporation.

          (d) FRACTIONAL SHARES. The Corporation may issue and sell or cause to be issued and sold fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends.

          Section 3.03  POWER TO DECLARE DIVIDENDS

          (a) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash at the election of the stockholders, on all issued and outstanding shares of any or all classes of common stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors and payable only out of earnings, surplus, or other lawfully available assets belonging to the Corporation; provided, however, that the sum of the cash dividend actually paid to any stockholder and the asset value of the shares received (determined as of such time as the Board of Directors shall have prescribed pursuant to Section
3.02 hereof with respect to shares sold on the date of such stockholder election) shall not exceed the full amount of cash to which the stockholder would be entitled if he elected to receive only cash.

          The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the




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Corporation  for any  purpose,  whether  annual or any other  period,  including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions, including daily dividends, by means of a formula or other method of determination at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis including dates occurring less frequently than the effectiveness of the declarations thereof; and to provide for the payment of declared dividends on a date other than the specified payment date in the case of the stockholders of the Corporation redeeming their entire ownership of the Corporation.

          (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

                   (i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect and not including profits or losses realized upon the sale of securities or other properties); or

                   (ii) the Corporation's net income so determined for the current or preceding fiscal year.

          Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

          Section 3.04. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Directors need not be stockholders.

          Section 3.05. ELECTION. Initially the directors shall be those persons named as such in the Articles of Incorporation. Except as provided in the next sentence, the directors shall be elected by the vote of a majority of the shares present in person or by proxy at the annual meeting of the stockholders. If any vacancies shall occur in the Board of Directors for any reason, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority vote of the remaining directors, although less than a quorum, and except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors, provided that in either case immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders, a stockholders' meeting shall be called as soon as possible, and in any event within sixty days, for the purpose of electing an entire new Board of Directors.

          Section 3.06. REMOVAL OF DIRECTORS. At any stockholders meeting, provided a quorum is present, any director may be removed (either with or without cause) by the vote of the holders of a majority of the shares present or represented at the meeting, and at the same meeting a duly qualified person may be elected in his or her stead by a majority of the votes validly cast.

          Section 3.07. PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

          Section 3.08. QUORUM. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the laws of Maryland, the Investment Company Act, the Articles of Incorporation, or these By-laws. If a quorum shall not be present at any meeting of directors, the directors present there at may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

          Section 3.09. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by




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the Board of Directors  provided  that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

          Section 3.10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each director; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two directors.

          Section 3.11. INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          Section 3.12. COMMITTEES. The Board of Directors may by resolution passed by a majority of the entire Board appoint from among its members an Executive Committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers (a) to declare dividends or distributions on stock, (b) to issue stock (although a committee may participate in fixing the terms and conditions of stock issued, in accordance with the laws of Maryland), (c) to recommend to stockholders any action requiring stockholder approval, (d) to amend the By-laws, or (e) to approve any merger or share exchange which does not require stockholder approval.

          Section 3.13. ACTION OF COMMITTEES. In the absence of an appropriate resolution of the Board of Directors each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

          Section 3.14. COMPENSATION. Any director, whether or not he is a salaried officer or employee of the Corporation, may be compensated for his services as a director or as a member of a committee of directors, or as Chairman of the Board or chairman of a committee by fixed periodic payments, by fees for attendance at meetings, or otherwise or by a combination thereof, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.

          Section 3.15. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall be chosen from and by the directors, shall preside at all meetings of the Board of Directors and stockholders, and shall perform and execute such executive duties and administrative powers as the Board of Directors shall from time to time prescribe.

                                   ARTICLE IV
                                     NOTICES

          Section 4.01. FORM. Notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors need not state the purpose of a regular or special meeting.

          Section 4.02. WAIVER. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or a committee is required to be given under the provisions of the laws of Maryland, the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V
                                    OFFICERS

          Section 5.01. EXECUTIVE OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers. The same person may hold two or more offices, except that no person shall be both President and Vice President and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

          Section 5.02. ELECTION. The Board of Directors shall choose a President, a Secretary and a Treasurer at its first meeting and thereafter at the next meeting following a stockholders' meeting at which directors were elected.

          Section 5.03. OTHER OFFICERS. The Board of Directors from time to time may appoint such officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

          Section 5.04. COMPENSATION. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 5.03.

          Section 5.05. TENURE. The officers of the Corporation shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby. In addition, any officer or agent appointed pursuant to Section 5.03 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, unless pursuant to Section 5.03 the power of appointment has been conferred by the Board of Directors on any other officer.

          Section 5.06. PRESIDENT. The President, unless the Chairman has been so designated, shall be the Chief Executive Officer of the Corporation; if designated by the Chairman, he or she shall preside at all meetings of the stockholders, and shall see that all orders and resolutions of the Board are carried into effect. The President, unless the Chairman has been so designated, shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 5.07. VICE-PRESIDENT. The Vice-Presidents, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

          Section 5.08. SECRETARY. Unless a secretary of the meeting has been appointed, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any Committee when required. He or she shall give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors, shall have charge of, or shall cause an agent to have charge of, the records of the Corporation, including the stock books, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

          Section 5.09. ASSISTANT SECRETARIES. The Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

          Section 5.10. TREASURER. The Treasurer, unless another officer has been so designated, shall be the Chief Financial Officer of the Corporation. He or she shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Corporation including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders, if such a meeting be held, and filed within twenty days thereafter, or after the date set herein for such meeting, at the principal office of the Corporation in the State of Maryland. The Treasurer shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

          Section 5.11. CONTROLLER. The Controller shall be under the direct supervision of the Chief Financial Officer of the Corporation. The Controller shall have such further powers and duties as may be conferred upon him or her from time to time by the President or the Board of Directors.

          Section 5.12. ASSISTANT TREASURER. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform such other duties as the Board of Directors may from time to time prescribe.

          Section 5.13. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any Corporation's property, funds or securities that may come into his or her hands.

                                   ARTICLE VI
                FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS

          Each class of the Corporation's common stock shall be subject to two different types of limitations on the investments which may be made with the assets of that class. The first type of limitation, referred to hereinafter as "Fundamental Policies," may not be changed without approval of the lesser of (a) 67% or more of the shares of that class present at a meeting if the holders of more than 50% of the outstanding shares of that class are present or represented by proxy, or (b) more than 50% of the outstanding shares of that class of stock. The second type of limitation, referred to hereinafter as "Investment Restrictions, "may be changed by the Board of Directors without shareholder approval or prior notification. The Fundamental Policies and Investment Restrictions which apply to each class of the Corporation's common stock shall be set forth in the Prospectus or the Statement of Additional Information for such class of common stock.

                                   ARTICLE VII
                                      STOCK

          Section 7.01. CERTIFICATES. The Corporation may, but is not required to, issue certificates representing shares of the Corporation. If certificates are issued, they shall be in a form approved by the Board of Directors which shall certify the class and the number of shares owned by such stockholder in the Corporation. Any such certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

          Section 7.02. SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

          Section 7.03. RECORDING AND TRANSFER WITHOUT CERTIFICATES. Notwithstanding the foregoing provisions of this Article VII, the Corporation shall have full power to participate in any program approved by the Board of Directors providing for the recording and transfer of ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.

          Section 7.04. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond with sufficient surety to the Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

          Section 7.05. TRANSFER OF CAPITAL STOCK. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (a) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (b) as otherwise prescribed by the Board of Directors. Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "cancelled" with the date of cancellation.

          Section 7.06. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

          Section 7.07. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

          Section 7.08. STOCK LEDGER. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          Section 7.09. TRANSFER REGULATIONS. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

          Section 7.10. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than ninety nor less than ten days prior to the date on which the particular action requiring such determination of stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

          Section 8.01. RIGHTS IN SECURITIES. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right; including, but not limited to, the rights to vote by proxy for any and all purposes, to consent to the reorganization, merger or consolidation of any issuer or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any issuer; and to exchange any of the shares of stock of the issuer for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale, lease or mortgage. The Board of Directors shall have the right to authorize any officer of the investment adviser to execute proxies and the right to delegate the authority granted by this Section 8.01 to any officer of the Corporation.

          Section 8.02.  CUSTODIANSHIP.

          (a) The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian) all funds, securities and similar investments owned by the Corporation. Subject to the approval of the Board of Directors, the custodian may enter into arrangements with securities depositories, as long as such arrangements comply with the provisions of the Investment Company Act. The custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

          (b) Upon termination of a custodian agreement or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian. But in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

          (c) The following provisions shall apply to the employment of a custodian and to any contract entered into with the custodian so employed:

                   The Board of Directors shall cause to be delivered to the custodian all securities owned by the Corporation or to which it may become entitled, and shall order the same to be delivered by the custodian only in completion of a sale, exchange, transfer, pledge or other disposition thereof, all as the Board of Directors may generally or from time to time require or approve or to a successor custodian; and the Board of Directors shall cause all funds owned by the Corporation or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Corporation, including distributions to shareholders or proper payments to borrowers of securities representing partial return of collateral, or to a successor custodian.

          Section 8.03. REPORTS. Not less often than semi-annually, the Corporation shall transmit to the stockholders a report of the operations of the Corporation, based at least annually upon an audit by independent public accountants, which report shall clearly set forth, in addition to the information customarily furnished in a balance sheet and profit and loss statement, a statement of all amounts paid to security dealers, legal counsel, transfer agent, disbursing agent, registrar or custodian or trustee, where such payments are made to a firm, Corporation, bank or trust company, having a partner, officer or director who is also an officer or director of the Corporation. A copy, or copies, of all reports submitted to the stockholders or the Corporation shall also be sent, as required, to the regulatory agencies of the United States and of the states in which the securities of the Corporation are registered and sold.

          Section 8.04. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

          Section 8.05.  EXECUTION OF INSTRUMENTS.   All deeds, documents,
transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the Chairman or the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the Chairman or the President or a Vice President and by the Secretary, Treasurer or an Assistant Secretary.

          Section 8.06. CHECKS, NOTES, DRAFTS, ETC. So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or its nominee and only by the Treasurer or President or a Vice President or by such other person or persons as shall be authorized by the Board of Directors.

                                   ARTICLE IX
              REDEMPTION AND REPURCHASE OF THE CORPORATION'S SHARES

          Section 9.01. REDEMPTION OF SHARES. All shares of all classes of the common stock of the Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable" in the sense used in the laws of Maryland authorizing the formation of Corporations, at the redemption or purchase price for any such shares, determined in the manner provided in the Articles of Incorporation or in any amendment thereto; provided, however, that the Corporation shall have the right, at its option, to refuse to redeem the shares of stock at less than the par value thereof. Redeemed shares may be resold by the Corporation.

          The Corporation shall redeem shares of any class of its common stock, subject to the conditions, and at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof

(or upon such other form of request as the Board of Directors may determine) at such office or agency as may be designated from time to time for that purpose by the Board of Directors. Any such application must be accompanied by any certificate or certificates which may have been issued for such shares, duly endorsed or accompanied by a proper instrument of transfer.

          Section 9.02. PRICE. Such shares shall be redeemed at their net asset value determined as provided in Article X hereof as of such time as the Board of Directors shall have prescribed by resolution. In the absence of such resolution, the redemption price of shares shall be the net asset value of such shares next determined as provided in Article X hereof after receipt of such application (including any certificate or certificates which may have been issued therefor, if any, duly endorsed or accompanied by a proper instrument of transfer).

          Section 9.03. PAYMENT. Payment for such shares shall be made in cash to the stockholder of record within seven (7) days after the date upon which the application (including any certificate or certificates which may have been issued therefor, duly endorsed or accompanied by a proper instrument of transfer) is received, subject to the provisions of Section 9.04 hereof and the provisions of Articles of Incorporation.

          Section 9.04. EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to Section 10.03 hereof, the Board of directors shall declare a suspension of the determination of net asset value, the rights of stockholders (including those who shall have applied for redemption pursuant to Section 9.01 hereof but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any stockholder who shall have his redemption right so suspended may during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of shares for which redemption applications have not been revoked shall be the net asset value of such shares next determined as provided in Article X after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

          Section 9.05. REPURCHASE BY AGREEMENT. The Corporation may repurchase shares of any class of common stock of the Corporation directly, or through its distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined pursuant to Article X hereof.

          Section 9.06. REDEMPTION OF STOCKHOLDERS' INTERESTS. The Corporation shall have the right to redeem shares of any stockholder for their then current net asset value per share as provided in the Articles of Incorporation.

                                    ARTICLE X
                            NET ASSET VALUE OF SHARES

          Section 10.01. BY WHOM DETERMINED. The Board of Directors shall have the power and duty to determine from time to time the net asset value per share of the outstanding shares of each class of common stock of the Corporation It may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the investment adviser, custodian or depository of the Corporation's assets, or to another agent of the Corporation appointed for such purpose. Any determination made pursuant to this Section by the Board of Directors or its delegate shall be binding on all parties concerned.

          Section 10.02. WHEN DETERMINED. The net asset value shall be determined at such time as the Board of Directors shall prescribe by resolution, provided that such net asset value shall be determined at least once each week. In the absence of a resolution of the Board of Directors, the net asset value shall be determined at the close of the New York Stock Exchange on each business day that the Exchange is open for trading.

          Section 10.03. SUSPENSION OF DETERMINATION OF NET ASSET VALUE. The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets or (d) during which a governmental body having jurisdiction over the Corporation may by order permit for the protection




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of the  stockholders of Corporation.  Such suspension  shall take effect at such time as the Board of Directors shall specify and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (a) the condition giving rise to the suspension shall have ceased to exist, and (b) no other conditions exists under which suspension is authorized under this Section 10.03. Each declaration by the Board of Directors pursuant to this Section 10.03 shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Securities and Exchange Commission or any other governmental body having jurisdiction over the Corporation and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations, the determination of the Board of Directors shall be conclusive.

          Section 10.04.  COMPUTATION OF PER SHARE NET ASSET VALUE.

          (a) NET ASSET VALUE PER SHARE. The net asset value of each share of a class of common stock as of any particular time shall be the quotient obtained by dividing the value of the net assets of such class by the total number of shares of such class outstanding.

          (b) VALUE OF THE NET ASSETS OF A CLASS. The value of the net assets of a class of common stock as of any particular time shall be the value of the assets belonging to such class less the liabilities belonging to such class, determined and computed as follows:

                   (i) ASSETS BELONGING TO A CLASS. The assets belonging to a class of common stock shall be deemed to include the following items to the extent they belong to or are attributed to, in whole or in part, such class: (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills and demand notes and accounts receivable, (C) all securities owned or contracted for by the Corporation, (D) all stock and cash dividends and cash distributions payable to but not yet received by that class (or by the Corporation on behalf of that class) (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued on any interest- bearing securities owned by that class (or by the Corporation on behalf of that class) (except accrued interest included in the valuation of the underlying security),




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          (F) all repurchase agreements and (G) all other property of every kind and nature, including prepaid expenses.

                   (ii) VALUATION OF ASSETS. The value of such assets is to be determined as follows:

                   (A) CASH AND PREPAID EXPENSES. The value of any cash on hand and of any prepaid expenses shall be deemed to be their face amount.

                   (B) OTHER CURRENT ASSETS. The value of any cash on deposit, bills, demand notes, accounts receivable, and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the face amount thereof, unless the Board of Directors or its delegate shall determine that any such item is not worth its face amount. In such case, the value of the item shall be deemed to be its reasonable value, as determined by the Board of Directors or its delegate.

                   (C) SECURITIES LISTED OR DEALT IN ON NEW YORK STOCK EXCHANGE. The value of any security listed or dealt in upon the New York Stock Exchange and not subject to restrictions against sale by the Corporation on such Exchange shall be determined by taking the latest sale price at the time as of which net asset value is being determined, all as reported by means in common use. Lacking any sales, the value shall be deemed to be such value, not higher than the closing asked price and not lower than the closing bid price therefor at such time, as the Board of Directors or its delegate may from time to time determine. When an appraisal is made as part of a determination other than as of the close of trading, the latest available quotations (i.e., last sale on that date or latest bid price if no sale on that day) shall be used. The Board of Directors may be resolution permit quotations on an exchange other than the New York Stock Exchange or over-the-counter rather than stock exchange quotations to be used when they appear to the Board of Directors or its delegate to reflect more closely the fair value of any particular security in the portfolio.

                   (D) SECURITIES LISTED ON OTHER EXCHANGES. The value of any security listed or dealt in on one or




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                   more  securities  exchanges,  but not on the New  York  Stock
                   Exchange and not subject to restrictions against the sale by the Corporation on such exchanges, shall be determined as nearly as possible in the manner described in the preceding
                   subparagraph,   with  reference  to  the  quotations  on  the
                   exchange that, in the opinion of the Board of Directors or its delegate, best reflects the fair value of the security.

                   (E) UNLISTED SECURITIES AND OTHER PROPERTY. All other securities for which over-the-counter market quotations are readily available shall be valued at the last current bid price. The value of any other property, the valuation of which is not provided for above, shall be its fair market value as determined in such manner as the Board of Directors shall from time to time prescribe by resolution.

                   (iii) LIABILITIES BELONGING TO A CLASS. The liabilities belonging to a class of common stock shall not be deemed to include outstanding shares and surplus. They shall be deemed to include the following items to the extent they belong to or are attributed to, in whole or in part, that class: (A) all bills and accounts payable, (B) all expenses accrued, (C) all contractual obligations for the payment of money or property, including the amount of any unpaid dividends upon the shares of that class declared to shareholders of record at or before the time as of which the net asset value is being determined,
          (D) all reserves authorized or approved by the Board of Directors for taxes or contingencies and (E) all other liabilities of whatsoever kind and nature.

          (c) OTHER METHODS OF VALUATION. The Board of Directors is empowered to establish other methods for determining such asset value whenever, because of extraordinary or emergency conditions, such other methods are deemed by it to be necessary, or at any time in order to enable the Corporation to comply with any provision of the Investment Company Act, including Section 22 thereof.

          Section 10.05. INTERIM DETERMINATIONS. Any determination of net asset value other than as of the close of trading on the New York Stock Exchange may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on




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recognized market averages since the last closing appraisal and made in a manner which, in the opinion of the Board of Directors or its delegate, will fairly reflect the changes in the net asset value.

          Section 10.06.  MISCELLANEOUS. For the purposes of this Article X:

          (a) Shares of any class of common stock of the Corporation sold shall be deemed to be outstanding as of the time at or after an unconditional order therefor has been received by the Corporation (directly or through one of its agents) and the sale price in currency has been determined. The net sale price of shares of a class of stock sold by the Corporation (less commission, if any, and less any stamp or other tax payable by the Corporation in connection with the issue and sale thereof) shall be thereupon deemed to be an asset of that class of stock of the Corporation.

          (b) Shares of any class of stock of the Corporation for which an application for redemption has been made or which are subject to repurchase by the Corporation shall be deemed to be outstanding up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding and the price until paid shall be deemed to be a liability of that class of stock.

          (c) Funds on deposit and contractual obligations payable to the Corporation or a class of stock of the Corporation in foreign currency ad liabilities and contractual obligations payable by the Corporation or a class of stock of the Corporation in foreign currency shall be taken at the current cable rate of exchange as nearly as practicable at the time of which the net asset value is computed.

                                   ARTICLE XI
                                   ACCOUNTANT

          Section 11.01.  ACCOUNTANT.

          (a) The Corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.





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          (b) A majority  of the members of the Board of  Directors  who are not interested persons (as such term is defined in the Investment Company Act) of the Corporation shall select the accountant at any meeting held within 30 days before or 90 days after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be
submitted  for   ratification  or  rejection  at  the  next  succeeding   annual
stockholder's meeting if such meeting be held. If such meeting shall reject such
selection,   the   accountant   shall  be  selected  by  majority  vote  of  the
Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose.

          (c) Any vacancy occurring between annual meetings, due to the death or resignation of the accountant, may be filled by a majority of the members of the Board of Directors who are not such interested persons.

                                   ARTICLE XII
                          INDEMNIFICATION AND INSURANCE

          Section 12.01. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or has been a director, officer, employee or agent of the Corporation, or is or has been a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent provided and allowed by Section 2-418 of the General Corporation Law of Maryland, as amended from time to time, or any other applicable provisions of law. Notwithstanding any provision herein to the contrary, no such person shall be indemnified in violation of Section 17(h) and (I) of the Investment Company Act.

          Section 12.02. INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise




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against  any  liability  asserted  against  him and  incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                                  ARTICLE XIII
                                   AMENDMENTS

          The By-laws of the Corporation may be altered, amended or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, that the Board of Directors may not alter, amend or repeal this Article XIII and may amend Article VI only in accordance with the terms contained therein, and that the vote of stockholders required for alteration, amendment or repeal of any of such provisions shall be subject to all applicable requirements of federal or state laws or of the Articles of Incorporation.